UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2018

Prism Technologies Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-26083 (Commission File Number)	94-3220749 (I.R.S. Employer Identification No.)

101 Parkshore Dr., Suite 100 Folsom, California 95630 (Address of principal executive offices including zip code)

(916) 932-2860 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Prism Technologies Group, Inc. (“Prism Group”) announced that Mr. Steven Yasuda has resigned as Chief Financial Officer and Chief Accounting to pursue other career interests. The Board of Directors of Prism Group appointed Mr. Gregory Duman to serve as Acting CFO. Mr. Yasuda’s resignation and Mr. Duman’s appointment were both effective on February 9, 2018.

Gregory J. Duman currently serves as President of Prism Technologies, LLC and is a member of Prism Group’s Board of Directors and chairs the Audit Committee. Prior to joining Prism Group, Mr. Duman was Chief Financial Officer and Executive Vice President of Transgenomic, Inc., a publicly traded company in the bio-tech industry from 2001 to 2004. Mr. Duman also served on the board of directors of Transgenomic 2000 to 2009. From 2000 to 2001, Mr. Duman was Chief Financial Officer and Executive Vice President of Artios, Inc., a privately held provider of electronic transaction exchange between businesses. From 1983 to 2000, Mr. Duman was with Applied Communications/ Transaction Systems Architects, Inc. (“TSA”), a publicly traded software company, and served in a variety of capacities including Controller, Chief Financial Officer, and Executive Vice President. Mr. Duman was also a member of TSA’s board of directors and served as Chairman of the board in 2001. Prior to joining TSA, Mr. Duman spent four years in public accounting as a CPA with Arthur Andersen & Co. Mr. Duman earned a Bachelor of Science in Business Administration with a major in Accounting from the University of Nebraska at Omaha in 1979.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PRISM TECHNOLOGIES GROUP, INC.

Date: February 15, 2018	By:	/s/ L. Eric Loewe
Name: L. Eric Loewe
Title: Senior Vice President, General Counsel and Secretary